Exhibit 99.8

GAINSCO, INC.

4,535,000 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $.10 per share (“Common Stock”) of GAINSCO, INC. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated             , 2006 (the “Prospectus”), hereby certifies to the Company and to Continental Stock Transfer & Trust Company, as Subscription Agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of the Basic Subscription Rights, (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Rights (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription Rights (without identifying any such beneficial owner), and (3) with respect to the exercise of the Over-Subscription Rights described in (2) above, each such beneficial owner’s Basic Subscription Rights has been exercised in full:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHTS	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION RIGHTS
1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee
By:
Authorized Signature
Name:
(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number
[Participant]
By:
Name:
Title:

DTC Subscription Confirmation Numbers